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                                                                       Exhibit 5

                              WEINBERG & GREEN LLC

                                   --------

                                ATTORNEYS AT LAW
                            100 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-2773

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                             TELEPHONE 410/332-8600
                          WASHINGTON AREA 301/470-7400
                             FACSIMILE 410/332-8862

Robert A. Snyder, Jr.
410/332-8824

                                  March 5, 1997


Liberty Property Trust
65 Valley Stream Parkway, Suite 100
Malvern, Pennsylvania  19355

         Re:      Liberty Property Trust
                  Registration Statement on Form S-3 pursuant to Rule 462(b)
                  ----------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion in connection with the registration by Liberty Property Trust, a Maryland real estate investment trust (the "Company"), of that number of common shares of beneficial interest of the Company, $.001 par value per share (the "Common Shares") the initial offering price of which is not in excess of $21,920,000, pursuant to a Registration Statement on Form S-3 (the "S-3 Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act").

         In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photostatic copies of the following documents (hereinafter collectively referred to as the "Documents"):

         a. A copy of the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act;

         b. A copy of the earlier Registration Statement on Form S-3 (File No. 33-94782)
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                  filed by the Company with Commission under the Act.

         c. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust");

         d.       The Bylaws of the Company;

         e. Resolutions adopted by the Board of Trustees of the Company on July 19, 1995 and February 19, 1997;

         f. A Certificate executed by James J. Bowes, Esquire, Secretary of the Company on March 3, 1997;

         g. Such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

         2. Each individual executing any of the Documents on behalf of a party is duly authorized and legally competent to do so;

         3. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conformed to the original documents. All signatures on all such documents are genuine. All public records reviewed or relied upon us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete;

         4. The consideration to be received for the issuance and sale of the Common Shares as contemplated by the S-3 Registration Statement is not less than the par value per share; and

         5. The aggregate number of shares of the Company which would be outstanding after the issuance of the Common Shares and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other Company securities,
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does not exceed the number of then-authorized shares of the Company.

         On the basis of the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

         The Common Shares have been duly and validly authorized and, when the Common Shares have been sold, issued and delivered in the manner and for the consideration contemplated by the S-3 Registration Statement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   WEINBERG & GREEN LLC


                                   By: /s/ Robert A. Snyder
                                       --------------------------------
                                        Robert A. Snyder, Jr.